UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Whiting Petroleum Corporation

ENERGY + TECHNOLOGY = GROWTH

A COMPANY ON THE MOVE!

A Strong Future at Current Prices

Third Quarter 2014 Operational and Financial Update

October 30, 2014

Forward ?Looking Statements, Non?GAAP Measures, Reserve and Resource Information

This presentation contains statements that Whiting Petroleum Corporation (“Whiting”) believes to be “forward?looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including statements regarding the expected benefits of Whiting’s proposed acquisition (the “Acquisition”) of Kodiak Oil & Gas Corp. (“Kodiak”) to Whiting and Kodiak and their shareholders, the anticipated completion of the Acquisition or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations, are forward?looking statements. Such forward?looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. These risks and uncertainties include, but are not limited to: the ability to obtain shareholder and court approvals of the proposed Acquisition; the ability to complete the proposed Acquisition on anticipated terms and timetable; Whiting’s and Kodiak’s ability to integrate successfully after the Acquisition and achieve anticipated benefits from the Acquisition; the possibility that various closing conditions for the Acquisition may not be satisfied or waived; risks relating to any unforseen liabilities of Whiting or Kodiak; declines in oil , NGL or natural gas prices; level of success in exploration, development and production activities; the impacts of federal and state laws; the impacts of hedging on results of operations; uncertainty regarding future operating results and plans, objectives and expectations; and other risks described under the caption “Risk Factors” in Whiting’s and Kodiak’s Annual Reports on Form 10?K for the period ended December 31, 2013, Quarterly Reports on Form 10?Q for the period ended June 30, 2014 and Kodiak’s Quarterly Report on Form 10?Q for the period ended June 30, 2014. Whiting assumes no obligation, and disclaim any duty, to update the forward?looking statements in this communication. Whiting’s production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases.

In this presentation, we refer to Adjusted Net Income, Discretionary Cash Flow and EBITDAX, which are non?GAAP measures that the Company believes are helpful in evaluating the performance of its business. A reconciliation of such non?GAAP measures to the relevant GAAP measures can be found at the end of the presentation.

Whiting uses in this presentation the terms proved, probable and possible reserves. Proved reserves are reserves which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward from known reservoirs under existing economic conditions, operating methods and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain. Probable reserves are reserves that are less certain to be recovered than proved reserves, but which, together with proved reserves, are as likely as not to be recovered. Possible reserves are reserves that are less certain to be recovered than probable reserves. Estimates of probable and possible reserves which may potentially be recoverable through additional drilling or recovery techniques are by nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company.

Whiting uses in this presentation the term “total resources,” which consists of contingent and prospective resources, which SEC rules prohibit in filings of U.S. registrants. Contingent resources are resources that are potentially recoverable but not yet considered mature enough for commercial development due to technological or business hurdles. For contingent resources to move into the reserves category, the key conditions or contingencies that prevented commercial development must be clarified and removed. Prospective resources are estimated volumes associated with undiscovered accumulations. These represent quantities of petroleum which are estimated to be potentially recoverable from oil and gas deposits identified on the basis of indirect evidence but which have not yet been drilled. This class represents a higher risk than contingent resources since the risk of discovery is also added. For prospective resources to become classified as contingent resources, hydrocarbons must be discovered, the accumulations must be further evaluated and an estimate of quantities that would be recoverable under appropriate development projects prepared. Estimates of resources are by nature more uncertain than reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company.

NYSE: WLL

Energy + Technology = Growth

2

Whiting Petroleum – A Company on the Move

Four Significant Third Quarter 2014 Achievements

1) Record Production Reaches 116,675 BOE/d in Q3 2014, up 6% over Q2 2014

?Record Bakken / Three Forks Production of 87,480 BOE/d, Up 33% YoY, 9% Sequentially

2) Slickwater Completions Generate Strong Initial Results.

?Brehm 13?7H Well in Sanish Field IPs at 3,770 BOE/d on August 31, 2014.

?Pronghorn Federal 44?11PH IPs 2,987 BOE/d on July 9, 2014.

?Sundheim 21?27?1H Well in Missouri Breaks Field Posts 64% Greater 200?Day Cumulative Production than the Offset Well Completed Using Older Technology.

3) Tarpon Pad Demonstrates Whiting Controls Sweet Spot of Williston Basin.

?Flatland Federal 11?4HR IPs 7,120 BOE/d from the Middle Bakken on October 10, 2014.

?Flatland Federal 11?4TFH IPs 7,824 BOE/d from Upper Three Forks on October 11, 2014.

?Flatland Federal 11?4TFHU IPs 5,930 BOE/d from Lower Three Forks on October 12, 2014.

4) Redtail Niobrara Development Area Production of 8,610 net BOE/d in Q3 2014, up 19% over Q2 2014

?New Niobrara “C” Discovery. Razor 25B?2549 Achieved a Recent 10?Day Average Rate of 712 BOE/d.

?New Codell/Fort Hays Discovery. Razor 25B?2551 Achieved a Recent 10?Day Average Rate of 570 BOE/d.

?Current Production from Redtail Field has Exceeded 10,000 Net BOE/d.

NYSE: WLL

Energy + Technology = Growth 3

Whiting Overview

Whiting Petroleum Corporation is an independent oil and gas company that explores for, develops, acquires and produces crude oil, natural gas and natural gas liquids primarily in the Rocky Mountain and Permian Basin regions of the United States. The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota, the Redtail Niobrara play in northeast Colorado and its enhanced oil recovery field in Texas. The Company trades publicly under the symbol WLL on the New York Stock Exchange.

Q3 2014 Production 116.7 MBOE/d

Proved Reserves(1) 438.5 MMBOE

% Oil Reserves(1) 79% (89% Liquids)

R/P Ratio(2) 13 years

(1)	Whiting reserves at December 31, 2013 based on independent engineering.
(2)	R/P ratio based on year?end 2013 proved reserves and 2013 production.

Whiting Petroleum Corporation’s Solberg 34-11 Tripad wells with Nabors drilling rig B15 on the Zalesky 34-8 Tripad, in background.

NYSE: WLL

Energy + Technology = Growth 4

A Focused Company

Williston Basin

Bakken / Three Forks 87,480 BOE/d (Q3 2014)

Redtail

Niobrara A and B 8,610 BOE/d (Q3 2014)

HEADQUARTERS

Denver, Colorado

North Ward Estes

Over 9,500 BOE/d (2014) 110 MMBOE Proved Reserves(1) 104 MMBOE P2 + P3 Reserves(1)

Major Asset Areas

Q3 2014 Net Production 116.7 MBOE/d

10% 3%

87%

Rocky Mountains Permian Other

Bakken / Three Forks Production

100.0

87.5

80.0

63.5

60.0 48.9

30.3

40.0 26.3

16.8

20.0

2009 2010 2011 2012 2013 Q3 MBOE/d 2014

(1)	At December 31, 2013 based on independent engineering.

NYSE: WLL

Energy + Technology =

Growth

5

Focused in Three of the Top Five Oil Plays in U.S.

Oil Basin Economics

Oil Basin Economics ?Price Required for 10% ATROR

Breakeven WTI Price ( $/bbl)

3	of Top 5 Oil Plays

Eagle Ford Oil Tier 1 Bakken Tier 1 TFS Tier 1 San Juan Niobrara Tier 1 Eagle Ford Oil Tier 2 PRB Tier 1

Bakken Tier 2 SCOOP Condensate Delaware Bone Spring Midland Wolfcamp Tier 1 Midland Wolfcamp Tier 2

Delaware Wolfcamp

Niobrara Tier 2

TFS Tier 2

MS Lime Tier 1

Delaware Vt

Midland Wolfberry Vt Tier 1

Bakken Tier 3

SCOOP Oil CTM Tier 1 PRB Tier 2 Uinta Vt

CTM Tier 2

East Texas Eagle Ford

Midland Wolfcamp Tier 3 Uinta Oil Hz Eagle Ford Oil Tier 3 CTM Tier 3 MS Lime Tier 2 Midland Wolfberry Vt Tier 2 STACK TMS

CTM refers to the Cleveland, Tonkawa, Marmaton play

*	Economics assumes $3.75 /mcf NYMEX

Source: Drillinginfo, TPH Research, Company Filings

Source: Tudor Pickering Holt & Co (TPH) Research

NYSE: WLL

Energy + Technology = Growth 6

Williston Basin Highlights

October 30, 2014


Brockton-Froid Lineament Zone
Sheridan
Divide
Renville
Ward
Roosevelt
Richland
McKenzie
Mercer
Wibaux
Golden Valley
Billings
Prairie
Custer
Fallon
Slope
Hettinger
Grant
STARBUCK
CASSANDRA
TARPON
SANISH & PARSHALL
MISSOURI BREAKS
HIDDEN BENCH
LEWIS & CLARK
BIG ISLAND
Pronghorn
Flatland Federal 11-4HR
IP:7,120 BOE/d (10/10/14)
Flatland Federal 11-4TFH
IP: 7,824 BOE/d (10/11/14)
Flatland Federal 11-4TFHU
IP: 5,930 BOE/d (10/12/14)
Iverson 34-32-4H
IP: 1,228 BOE/d (7/25/14)
Strongest western producer to date.
Increased perforation clusters per stage.
Slickwater Test
Brehm 13-7H
IP: 3,770 BOE/d (8/31/14)
30-Day Avg: 1,716 BOE/d
Slickwater Test
Sundheim 21-27-1H had 64% greater 200-day cumulative production than offsetting well.
Additional Frac Points Test
Sovig 4 Well Pad average IP rate of 3,278 BOE/d per well.
Increased perforation clusters per stage.
Slickwater Test
Pronghorn Federal 44-11PH
IP:2,987 BOE/d
30-Day Avg: 1,501 BOE/d
60-Day Avg: 1,269 BOE/d

Field	Target	Gross Acres	Net Acres
Sanish / Parshall	Middle Bakken Three Forks	174,398	82,517
Pronghorn	Pronghorn Sand	178,316	115,087
Lewis & Clark	Three Forks	170,274	118,784
Hidden Bench	Middle Bakken Three Forks	61,337	38,029
Tarpon	Middle Bakken Three Forks	8,845	6,298
Starbuck	Middle Bakken Three Forks Red River	47,849	40,549
Missouri Breaks	Middle Bakken Three Forks	95,768	68,839
Cassandra	Middle Bakken Three Forks	29,827	13,953
Big Island	Red River	154,620	125,403
Other ND & Montana		119,933	53,778
Total		**1,041,167**	**663,237**

NYSE: WLL

Energy + Technology = WHITING Growth

7

Redtail Development Program

Economic Sweet Spot

(Weld County, Colorado)



Niobrara Initial 30-Day Average Rate
(Gas converted to oil price equivalent ratio 17:1)
Pre 2013
2013 - 14
BOEPD
1 – 350
350 – 450
450 – 550
550 – 650
650 – 750
> 750
10 5 0 10
Miles
Laramie
Kimball
Cheyenne
Redtail Field Area
Weld
Colorado Mineral Belt Trend
Logan
Larimer
Wattenberg Field Area
Boulder
Broomfield
WY
SD
NE
CO
KS

Source: IHS and internal Whiting production database

OBJECTIVE

Niobrara "B" Shale
Niobrara "A" Shale
Niobrara "C" Shale
Fort Hays/Codell

DEVELOPMENT PLAN

Mix of 960 and 640-acre spacing units
8 Wells per spacing unit Niobrara "B"
8 Wells per spacing unit Niobrara "A"
3,300+ potential drilling locations based on only Niobrara "B" and "A"

ACREAGE

Whiting has assembled 181,026 gross (129,669 net) acres in our Redtail prospect in the northeastern portion of the DJ Basin.

- Average WI of 72%
- Average NRI of 59%

COMPLETED WELL COST

Horizontal: $5.5 MM

DRILLING HIGHLIGHTS

Recently completed two test wells in the Niobrara "C" and Codell/Fort Hays formations.

- The Razor 25B-2549 well achieved a recent 10-day average rate of 712 BOE/d from the Niobrara "C"
- The Razor 25B-2551 well achieved a recent 10-day average rate of 570 BOE/d from the Codell/Fort Hays

NYSE: WLL
Energy + Technology = WHITING Growth
8

Adjusted Net Income and Discretionary Cash Flow

Three and Nine Months Ended September 30, 2014 and 2013 (1)(2)

Three Months Ended Nine Months Ended Sept. 30, Sept. 30, 2014 2013(3) 2014 2013(3)

(In millions, expect per share data)

Net Income Available to Common

Shareholders $ 158.0 $ 204.1 $ 418.5 $ 424.8

Adjusted Net Income(1) $ 148.7 $ 153.2 $ 442.7 $ 386.2 Adjusted Earnings Per Basic Share $ 1.25 $ 1.29 $ 3.72 $ 3.27

Adjusted Earnings Per Diluted Share $ 1.24 $ 1.28 $ 3.69 $ 3.24

Discretionary Cash Flow(2) $ 538.2 $ 450.5 $ 1,576.4 $ 1,292.5

(1) Please refer to the Reconciliation of Net Income Available to Common Shareholders to Adjusted Net Income Available to Common Shareholders later in this presentation.

(2) Please refer to the Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow later in this presentation.

(3)	2013 includes sale of Postle Field.

NYSE: WLL

Energy + Technology = Growth 9

Guidance for Q4 and Full?Year 2014

Guidance

Fourth Quarter Full-Year 2014 2014

Production (MMBOE) 11.10— 11.50 40.70— 41.30 Lease operating expense per BOE $ 11.25—$ 11.75 $ 11.70—$ 12.00 General and admin. expense per BOE $ 3.30—$ 3.70 $ 3.40—$ 3.60 Interest expense per BOE $ 3.50—$ 3.80 $ 3.85—$ 4.05 Depr., depletion and amort. per BOE . $ 26.25—$ 27.00 $ 26.20—$ 26.80 Prod. taxes (% of sales revenue) 8.50%— 8.70% 8.35%— 8.55% Oil price differentials to NYMEX per Bbl(1) ($ 9.00)—($ 11.00) ($ 9.00)—($ 11.00) Gas price premium to NYMEX per Mcf(2) $ 0.00—$ 0.20 $ 0.50—$ 1.00

(1)	Does not include the effect of NGLs.

(2) Includes the effect of Whiting’s fixed?price gas contracts. Please refer to fixed?price gas contracts later in this presentation.

NYSE: WLL

Energy + Technology = Growth 10

Oil Focused Strategy Delivers Consistently Strong Margins

Consistently Delivering Strong EBITDA Margins (1)

Oil $86.78/Bbl NGL $36.01/Bbl Gas $4.08/Mcf

Whiting Realized Prices(1)

$/BOE

$90.00 $80.00 $82.16

$76.76 $74.88/BOE

$73.88

$80.00 $69.85

$70.00 $61.48

$60.00 $45.01 $52.31/70%

$50.89/66% $58.51/71%

$50.00 $50.65/68% $46.16/66% $54.31/68%

$40.00 $41.58/68%

$25.71/57% 4% 3%

$30.00 3% 2% 1%

2%

5% 2% 5% 5% 5% 4%

$20.00 5% 5%

5% 5% 8% 8% 9% 8%

7% 7% 8% 9%

$10.00 18% 17% 18% 16% 16% 15% 15% 26% $0.00

2009 2010 2011 2012 2013 Q1 2014 Q2 2014 Q3 2014

Lease Operating Expense Production Taxes G&A Exploration Expense EBITDA

(1)	Includes hedging adjustments.

NYSE: WLL

Energy + Technology = Growth 11

Total Capitalization

($ in Thousands)

Sept. 30, 2014 Dec. 31, 2013

Cash and Cash Equivalents $28,053 $699,460

Long?Term Debt:

Senior Notes $2,303,347 $2,303,834 Credit Agreement 100,000 ?

Senior Subordinated Notes 350,000 350,000 Total Long?Term Debt $2,753,347 $2,653,834 Shareholders’ Equity 4,254,149 3,828,567

Total Capitalization $7,007,496 $6,482,401

NYSE: WLL

Energy + Technology = Growth 12

Outstanding Bond and Credit Agreement

Amount Ratings 9/30/14 Coupon / Description Maturity Outstanding Moody’s / S&P Price 6.50% / Sr. Sub. 10/1/2018 $0.350 B Ba3 / BB? 103.5 5.00% / Sr. 3/15/2019 $1.100 B Ba2 / BB+ 102.3 5.75% / Sr. 3/15/2021 $1.200 B Ba2 / BB+ 105.5

Bond Finance Covenant: Ratio of pre?tax earnings to fixed charges (interest expense, realized hedging gains / losses and preferred stock dividends) must be greater than 2:1. It was 12.57:1 at 9/30/14.

Restricted Payments Basket: Approximately $2.8 billion.

Bank Credit Agreement has a borrowing base capacity of $2.8 billion with $1.2 billion committed under which $100.0 million was drawn at 9/30/14.

Next redetermination date is 5/1/15.

Bank Credit Agreement Covenants: Total debt to EBITDAX at 9/30/14 was 1.25:1 (must be less than 4.0:1).

Working capital at 9/30/14 was 1.93:1 (must be greater than 1:1).

NYSE: WLL

Energy + Technology = Growth 13

Disciplined Hedging Strategy

Existing Crude Oil Hedge Positions[1]

Derivative Instrument	Hedge Period	Contracted Crude (Bbls per Month)	Weighted Average NYMEX Price (per Bbl)	As a Percentage of September 2014 Oil Production
Three-way collars [2]	**2014**			
	Q4	1,480,000	$71.82 - $85.68 - $103.85	52.3%
	2015			
	Q1	100,000	$70.00 - $85.00 - $107.90	3.5%
	Q2	100,000	$70.00 - $85.00 - $107.90	3.5%
	Q3	100,000	$70.00 - $85.00 - $107.90	3.5%
	Q4	100,000	$70.00 - $85.00 - $107.90	3.5%
Collars	**2014**			
	Q4	3,970	$ 80.00 - $122.50	<1%

(1) As of October 1, 2014.
(2) A three-way collar is a combination of options: a sold call, a purchased put and a sold put. The sold call establishes a maximum price (ceiling) we will receive for the volumes under contract. The purchased put establishes a minimum price (floor), unless the market price falls below the sold put (sub-floor), at which point the minimum price would be NYMEX plus the difference between the purchased put and the sold put strike price.

NYSE: WLL

Energy + Technology = WHITING Growth

14

Fixed?Price Contracts

Existing Natural Gas Marketing Contracts(1)

Weighted Average As a Percentage of Hedge Contracted Volume Contracted Price September 2014 Period (MMBtu per Day) (per MMBtu) Gas Production 2014

Q4 11,000 $5.49 13.0%

Existing Fixed?Differential Crude Oil Sales Contracts(1)

Gross Differential Contracted Volume from NYMEX

Period (Bbls per Day) (per Bbl)

2015 25,000 $4.75 2016 30,000 $4.75 2017 35,000 $4.75 2018 40,000 $4.75 2019 45,000 $4.75

Gross Differential Contracted Volume from NYMEX

Period (Bbls per Day) (per Bbl)(2)

07/2015 to 12/2015 20,000 $5.00—$6.00 01/2016 to 12/2016 20,000 $5.00—$6.00 01/2017 to 12/2017 20,000 $5.00—$6.00 01/2018 to 12/2018 20,000 $5.00—$6.00 01/2019 to 12/2019 20,000 $5.00—$6.00 01/2020 to 06/2020 20,000 $5.00—$6.00

(1)	As of October 1, 2014.

(2) The future production volumes in the table above will be sold at a price equal to NYMEX less certain fixed differentials depending on the delivery methods specified in the contract. Based on prevailing storage and transportation costs, we estimate a fixed differential of $5.00 to $6.00 per barrel below NYMEX.

NYSE: WLL

Energy + Technology = Growth 15

Kodiak Acquisition Overview

This Highly Strategic Combination

Creates Largest Bakken / Three Forks Producer

Drives Higher Growth

Drives Better Metrics

NYSE: WLL

Energy + Technology = Growth 16

Strategic rationale

Creates leading Williston Basin operator

Combined company will become the #1 Bakken/Three Forks producer: over 107,000 Boepd in Q1’14

Combined 855k net acres, inventory of ~3,460 net future drilling locations, and 370 Mmboe of proved reserves in the Williston Basin

Drives higher growth

Accelerated development of Kodiak resource base to drive production and cash flow growth

Expect to increase Kodiak’s rig fleet from 7 to 12 operated rigs by Q4’15

Maintains leading oil?weighted platform

Combined company will offer leading oil?driven growth profile (88% liquids/84% oil, 2014E production)

Continue to expect consistently strong EBITDAX margins from oil focus

Opportunity for meaningful production & operational synergies

Complementary acreage positions allows for more efficient operations

Application of Whiting technological expertise to Kodiak asset base expected to enhance recoveries and reduce costs

Materially enhanced scale to support growth

Combined company expected to have LQA EBITDAX of $2.8bn

Combined proved reserves of 606 Mmboe, 3P reserves of 1,220 Mmboe as of 12/31/13 and Q1’14 production of 134 Mboepd (80% in Bakken/Three Forks)

Stronger credit profile & financial flexibility

All?stock transaction structure is credit enhancing

Strong balance sheet, with combined company at 1.6x debt / 2014E EBITDAX

Combined company has a borrowing base of $4.5bn with $3.5bn of commitments

Significant financial benefits to shareholders

All?stock transaction structure allows both Whiting and Kodiak shareholders to participate in substantial combined company upside

Transaction is expected to be accretive to Whiting discretionary cash flow per share, earnings per share and production per share

NYSE: WLL

Energy + Technology = Growth 17

Expected benefits to Whiting

Increases weighting of production from Bakken/TFS

– 80% of pro forma Q1 2014 production from Bakken/TFS

– 855,000 combined net acres, with an inventory of 3,460 net Williston Basin drilling locations

– Addition of complementary acreage position in area Whiting knows very well

Significantly enhanced growth potential from accelerated development of Kodiak resource base

– Expect to increase Kodiak’s rig fleet from 7 to 12 operated rigs by Q4’15

– Substantial present value benefit from acceleration

Materially increased scale enhances relative positioning of company vs. peers and strengthens Whiting’s credit profile and financial flexibility

All?stock transaction structure is credit enhancing

Expected to be accretive in 2015 and increasingly accretive thereafter across all metrics

– Discretionary cash flow per share

– Earnings per share

Production per share

NYSE: WLL

Energy + Technology = Growth 18

Expected benefits to Kodiak

Kodiak shareholders will retain upside to Bakken/TFS development through ~29% ownership of the combined company

Kodiak shareholders will own shares in a significantly larger company with a more diverse set of reserves and production, with complementary assets

Exposure to leading positions in two of the fastest?growing oil?rich plays in the US: the Bakken and the Niobrara

Significantly increases size and scale with greater access to capital for accelerated development

Kodiak shareholders will participate in the benefit of operational and cost improvements provided by the combined asset base and operations

Transaction expected to be tax?free to Kodiak’s US shareholders

NYSE: WLL

Energy + Technology = Growth 19

Whiting Petroleum – A Company on the Move

Four Significant Third Quarter 2014 Achievements

1) Record Production Reaches 116,675 BOE/d in Q3 2014, up 6% over Q2 2014

?Record Bakken / Three Forks Production of 87,480 BOE/d, Up 33% YoY, 9% Sequentially

2) Slickwater Completions Generate Strong Initial Results.

?Brehm 13?7H Well in Sanish Field IPs at 3,770 BOE/d on August 31, 2014.

?Pronghorn Federal 44?11PH IPs 2,987 BOE/d on July 9, 2014.

?Sundheim 21?27?1H Well in Missouri Breaks Field Posts 64% Greater 200?Day Cumulative Production than the Offset Well Completed Using Older Technology.

3) Tarpon Pad Demonstrates Whiting Controls Sweet Spot of Williston Basin.

?Flatland Federal 11?4HR IPs 7,120 BOE/d from the Middle Bakken on October 10, 2014.

?Flatland Federal 11?4TFH IPs 7,824 BOE/d from Upper Three Forks on October 11, 2014.

?Flatland Federal 11?4TFHU IPs 5,930 BOE/d from Lower Three Forks on October 12, 2014.

4) Redtail Niobrara Development Area Production of 8,610 net BOE/d in Q3 2014, up 19% over Q2 2014

?New Niobrara “C” Discovery. Razor 25B?2549 Achieved a Recent 10?Day Average Rate of 712 BOE/d.

?New Codell/Fort Hays Discovery. Razor 25B?2551 Achieved a Recent 10?Day Average Rate of 570 BOE/d.

?Current Production from Redtail Field has Exceeded 10,000 Net BOE/d.

NYSE: WLL

20

Energy + Technology = Growth

Adjusted Net Income[(1)]

($ in Thousands, Except Per Share Data)

Reconciliation of Net Income Available to Common Shareholders to Adjusted Net Income Available to Common Shareholders

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2014	2013	2014	2013
Net income available to common shareholders	$ 157,975	$ 204,101	$ 418,488	$ 424,782
Adjustments net of tax:				
Amortization of deferred gain on sale	(4,848)	(4,882)	(14,443)	(14,918)
(Gain) loss on sale of properties	32	(73,252)	(7,758)	(75,415)
Impairment expense	11,311	11,760	34,030	35,362
Charge under Production Participation Plan related to sale of Postle Properties	-	15,078	-	15,078
Change in Production Participation Plan liability	-	(6,803)	-	839
Total measure of derivative (gain) loss reported under U.S. GAAP	(14,995)	15,709	16,915	16,788
Total net cash settlements paid on commodity derivatives during the period	(820)	(8,556)	(4,519)	(16,321)
Adjusted net income [(1)]	$ 148,655	$ 153,155	$ 442,713	$ 386,195
Adjusted net income available to common shareholders per share, basic	$ 1.25	$ 1.29	$ 3.72	$ 3.27
Adjusted net income available to common shareholders per share, diluted	$ 1.24	$ 1.28	$ 3.69	$ 3.24

(1) Adjusted Net Income Available to Common Shareholders is a non-GAAP financial measure. Management believes it provides useful information to investors for analysis of Whiting's fundamental business on a recurring basis. In addition, management believes that Adjusted Net Income Available to Common Shareholders is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Adjusted Net Income Available for Common Shareholders should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

NYSE: WLL

Energy + Technology = WHITING Growth

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Discretionary Cash Flow(1)

($ in Thousands)

Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow

Three Months Ended Nine Months Ended September 30, September 30, 2014 2013 2014 2013

Net cash provided by operating activities $ 457,640 $ 513,896 $ 1,349,306 $ 1,254,127 Exploration 11,984 28,426 49,572 71,635 Exploratory dry hole costs. (350) (9,522) (3,972) (21,150) Changes in working capital 68,959 (82,282) 181,475 (11,614) Preferred dividends paid (538) Discretionary cash flow. $ 538,233 $ 450,518 $ 1,576,381 $ 1,292,460

(1) Discretionary cash flow is a non?GAAP measure. Discretionary cash flow is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions, exploration and development. Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

NYSE: WLL

Energy + Technology = Growth 22

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a vote or proxy. The proposed Acquisition anticipates that the Whiting shares to be issued pursuant to the Acquisition will be exempt from registration under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act. Consequently, the Whiting shares will not be registered under the Securities Act or any state securities laws. In connection with the proposed Acquisition, on October 29, 2014, Whiting and Kodiak each filed with the SEC a definitive joint proxy statement/circular and commenced mailing such document to shareholders of Whiting and Kodiak on or about October 29, 2014. INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT AND CIRCULAR AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WHITING, KODIAK AND THE PROPOSED ACQUISITION. The joint proxy statement and circular and certain other relevant materials (when they become available) and other documents filed by Whiting or Kodiak with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain copies of these documents (when they become available) free of charge by written request to Whiting Investor Relations, 1700 Broadway, Suite 2300, Denver, CO 80290?2300 or calling (303) 390?4051 or by written request to Kodiak Investor Relations, 1625 Broadway, Suite 250, Denver, CO 80202 or calling (303) 592?8030.

Participants in the Solicitation

Whiting, Kodiak and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the proposed Acquisition. Information about the executive officers and directors of Whiting and the number of shares of Whiting’s common stock beneficially owned by such persons is set forth in the proxy statement for Whiting’s 2014 Annual Meeting of Stockholders which was filed with the SEC on March 23, 2014, and Whiting’s Annual Report on Form 10?K for the period ended December 31, 2013. Information about the executive officers and directors of Kodiak and the number of Kodiak’s ordinary shares beneficially owned by such persons is set forth in the proxy statement for Kodiak’s 2014 Annual Meeting of Shareholders which was filed with the SEC on May 9, 2014, and Kodiak’s Annual Report on Form 10?K for the period ended December 31, 2013. Investors may obtain additional information regarding the direct and indirect interests of Whiting, Kodiak and their respective executive officers and directors in the Acquisition by reading the joint proxy statement and circular regarding the Acquisition when it becomes available.

NYSE: WLL

23

Energy + Technology = Growth